(iii)As filed with the Securities and Exchange Commission on June 3, 1998
                             Registration No. 333-44605




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 Post-Effective
                              Amendment No. 1 to
                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  Merisel, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                   95-4172359
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                            200 Continental Boulevard
                          El Segundo, California 90245
               (Address of Principal Executive Offices) (Zip Code)


                  Merisel, Inc. 401(k) Retirement Savings Plan
                            (Full Title of the Plan)


                                Karen A. Tallman
                  Vice President, General Counsel and Secretary
                                  Merisel, Inc.
                            200 Continental Boulevard
                          El Segundo, California 90245
                                                   (315) 615-3080
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

         This post-effective amendment no. 1 to the registration statement is filed in order to add the Merisel, Inc. 401(k) Retirement Savings Plan as a signatory to the registration statement filed on January 21, 1998 with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of El Segundo, state of California, on this 3rd day of June, 1998.

                                            MERISEL, INC.



                                            By:/s/ Dwight A. Steffensen
                                               ----------------------------
                                               Dwight A. Steffensen
                                               Chairman of the Board and
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this post effective amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                                     Title                                          Date

/s/ Dwight A. Steffensen                 Chairman of the Board and                      June 3, 1998
-------------------------
Dwight A. Steffensen                     Chief Executive Officer

/s/ James E. Illson(1)                   Director, Senior Vice President-Finance        June 3, 1998
-------------------                      and Chief Financial Officer (Principal
James E. Illson                          Financial and Accounting Officer)

/s/ Albert J. Fitzgibbons(1)             Director                                       June 3, 1998
----------------------------
Albert J. Fitzgibbons III


/s/ Bradley J. Hoecker(1)                Director                                       June 3, 1998
----------------------
Bradley J. Hoecker


/s/ Robert J. McInerney(1)               Director                                       June 3, 1998
-----------------------
Robert J. McInerney


(1)By Dwight A. Steffensen, attorney-in-fact




/s/ Stephen M. McLean(1)                 Director                                       June 3, 1998
---------------------
Stephen M. McLean


/s/ Dr. Arnold Miller(1)                 Director                                       June 3, 1998
---------------------
Dr. Arnold Miller

/s/ Thomas P. Mullaney(1)                Director                                       June 3, 1998
----------------------
Thomas P. Mullaney


/s/ Lawrence J. Schoenberg(1)            Director                                       June 3, 1998
--------------------------
Lawrence J. Schoenberg

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons, who administer the employee benefit plan) have duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of El Segundo, state of California, on June 3, 1998.

Name                                     Title                                          Date

/s/ Timothy N. Jenson                    Plan Administrator                             June 3, 1998
-----------------------
Timothy N. Jenson




(1)By Dwight A. Steffensen, attorney-in-fact.